SEARCHLIGHT MINERALS CORP.

FINANCIAL REPORTING AND DISCLOSURE
CONTROLS AND PROCEDURES POLICY

ADOPTED: May 8, 2012

Introduction

This document outlines the financial reporting and disclosure policies, controls and procedures to be followed by Searchlight Minerals Corp. (the “Corporation”), which have been designed to ensure prompt, accurate and complete financial reporting and disclosure as required by applicable securities laws and regulations.

In August 2002, as directed by Section 302(a) of the Sarbanes-Oxley Act of 2002, the Securities and Exchange Commission adopted new rules pursuant to SEC Release No. 33-8124 requiring the Corporation’s Chief Executive Officer and Chief Financial Officer to each certify the financial and other information contained in the Corporation’s quarterly and annual reports as filed with the SEC. These rules also require the CEO and CFO to certify that they: (1) are responsible for establishing, maintaining and, within 90 days prior to the filing of the applicable report, evaluating the effectiveness of the Corporation’s disclosure controls and procedures; (2) have made certain disclosures to the Corporation’s auditors and the Audit Committee of the Board of Directors about the Corporation’s internal controls regarding financial reporting; and (3) have included information in the issuer’s quarterly and annual reports about their evaluation and whether there have been significant changes in the Corporation’s internal controls or in other factors that could significantly affect internal controls subsequent to the evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

The SEC requires the Corporation to maintain, and regularly evaluate the effectiveness of, disclosure controls and procedures designed to ensure that the information required in reports filed under the Securities Exchange Act is recorded, processed, summarized, and reported on a timely basis. The SEC has defined “disclosure controls and procedures” in Exchange Act Rule 13a-15(d) to mean controls and procedures of a company that are designed to ensure that information required to be disclosed by the company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The definition further states that disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that the information required to be disclosed by a company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the company’s management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.

SEC rules also require the Corporation to maintain, and regularly evaluate the effectiveness of, internal controls and procedures designed to provide reasonable assurance that the Corporation’s (1) transactions are properly authorized, (2) assets are safeguarded against unauthorized or improper use and (3) transactions are properly recorded and reported in order to permit the preparation of the Corporation’s financial statements in conformity with GAAP. These rules also expand the certification requirement under Section 302 the Sarbanes-Oxley Act to incorporate certification regarding internal controls and procedures for financial reporting, and require a report of management in each Form 10-K regarding internal controls, management’s review of the effectiveness of those controls and the Corporation’s independent public accountants’ attestation to, and report on, management’s annual effectiveness review.

CEO and CFO Certification of SEC Reports

SEC rules Rule 13a-14(a) (17 CFR 240.13a-14(a)) or Rule 15d-14(a) (17 CFR 240.15d-14(a)), under the Exchange Act require the CEO and CFO to certify, with respect to each quarterly and annual report (and amendments), that: (1) they have reviewed the report; (2) based on his or her knowledge, the report is not misleading with respect to the period covered by the report, (3) based on his or her knowledge, the financial statements and other financial information included in the report “fairly present” in all material respects the financial condition, results of operations and cash flows of the Corporation, (4) that he or she and the other certifying officers are responsible for establishing and maintaining the Corporation’s disclosure controls and procedures and internal control over financial reporting, and have performed certain tasks during the reporting period, including designing and evaluating (as of the end of the applicable fiscal period) such controls to ensure their effectiveness, disclosing and reporting any material weaknesses, significant deficiencies or other conclusions in the report and to the Corporation’s auditors and audit committee. The exact form of certification, which is required by Rule 13a-14(a) and Rule 15d-14(a), is attached herein as Annex A.

The certification as to financial information covers not only financial statements but all financial information, including footnotes, selected financial data, statistical data, financial schedules and the Management’s Discussion and Analysis portion of the report. Furthermore, the certification that the financial information is “fairly presented” encompasses the selection and proper application of accounting policies, disclosure of financial information that is informative and reasonably reflects the underlying events and the inclusion of other information necessary to give investors a materially complete picture of the issuer’s financial condition, results of operations and cash flows.

While the certification requirements do not currently apply to reports on Form 8-K or proxy materials, disclosure controls and procedures must be designed, maintained and evaluated to help ensure full and timely disclosure of all matters required to be disclosed by the Corporation in all Exchange Act reports. Accordingly, the policies, controls, and procedures set forth herein should be applied with equal diligence to all filings, submissions, and public disclosures. The Section 302 certification is in addition to, and does not supersede, the certification required under Section 906 of the Sarbanes-Oxley Act. Section 906 requires that the CEO and CFO certify the accuracy and completeness of the information contained in each Form l0-Q and Form 10-K filing and the full compliance of each such report with the requirements of the Exchange Act.

Procedures for Certification of SEC Filings and Review of Proxy Statements

The Corporation will follow general procedures for review and certification of its Form 10-Q and Form 10-K filings and for the filing of proxy statements, registration statements and current reports containing consolidated financial statements with the SEC (each a “covered report”). In addition, Annex B details the process and steps to be followed in connection with the preparation and review of certain specified reports, and the Corporation will update and revise such processes and steps from time to time in a manner consistent with the controls and procedures set forth in this document.

“Disclosure Committee”. The Corporation has created a standing Disclosure Committee to review and consider the materiality of information and determine disclosure obligations on a timely basis. The Disclosure Committee shall coordinate the review and oversight of the Corporation’s periodic SEC reports with the Corporation’s Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), Vice President and their staff (the “Financial Reporting Group”), the independent accountants and the Audit Committee. The Disclosure Committee shall also receive reports regarding compliance with the Corporation’s other standing policies and procedures regarding securities law matters, including the Corporation’s policies relating to compliance with Regulation FD and Section 16 of the Exchange Act and regarding insider trading (including pre-clearance procedures for trading in the Corporation’s securities by directors, Section 16 officers and certain other employees).

The Disclosure Committee shall receive reports from the Financial Reporting Group regarding changes in SEC reporting requirements and accounting standards to help ensure that all applicable disclosure, financial reporting and accounting rules are being fully complied with by the Corporation. The members of the Disclosure Committee shall include the Financial Reporting Group, the Chairman of the Audit Committee, the Chairman of the Disclosure Committee and such other executives as are designated by the CEO. It is envisioned that the other principal accounting officers, and other appropriate members of the accounting, legal, and investor relations staffs, will be available from time to time to address the Disclosure Committee as the Chairman of the Disclosure Committee deems desirable. The Financial Reporting Group and the external counsel, external auditors and other independent experts will also be available for consultation as necessary. The Financial Reporting Group shall consult with external counsel on legal issues, as appropriate. This document also specifically sets forth the Corporation’s written policy regarding accounting for certain material and/or complex transactions. (Please see the section entitled, “Consult with Outside Experts” on page 5.)

In addition to reviewing the disclosures contained in all covered reports, the Disclosure Committee shall also review all earnings releases and related questions and answers and investor presentations and scripts for earnings conference calls held in connection with the release of earnings or otherwise made publicly available in connection with earnings releases to help ensure that the releases and related materials fairly present the financial condition of the Corporation and its subsidiaries as of the dates to which they relate. The Disclosure Committee shall also monitor all other investor and industry presentations made by the Corporation or its personnel that contain material financial information not previously publicly disclosed.

The Disclosure Committee shall meet as frequently as is necessary to fulfill its responsibilities.

Review the reports sufficiently in advance of filing. The Disclosure Committee shall review each covered report sufficiently in advance of its required date of filing to help ensure that the report meets all applicable securities law requirements and that the information contained therein accurately and fairly reflects the Corporation’s condition on the date for which it is filed and all material transactions undertaken by the Corporation and its subsidiaries.

Apply the “fairly presents” standard to financial disclosures in the reports. Among other matters to be considered by the Disclosure Committee in its review of the covered report, the Disclosure Committee should:

1.	review the selection and proper application of accounting policies and principles with respect to material or extraordinary transactions, including all complex financial transactions and off balance sheet transactions, and otherwise, including the impact on the financial statements if alternate methods had been followed;

2.	review critical accounting estimates and other items involving material discretionary judgments;

3.	review trends in the business as well as significant recent developments;

4.	consider material issues raised in past SEC comment letters or by analysts or others outside the Corporation regarding the Corporation’s accounting or financial reporting;

5.	consider the clarity and material completeness of the disclosures;

6.	review the Corporation’s procedures for gathering, analyzing and disclosing all information that is required to be disclosed in SEC reports;

7.	ensure that the Corporation has disclosure controls and procedures designed to capture all information that is relevant to an assessment of the need to disclose material developments and risks that pertain to the Corporation’s businesses, including an assessment and evaluation of operational risks; and

8.	ensure that all significant financial reporting issues and judgments made in connection with the preparation of any covered report are discussed with the Audit Committee.

Documentation of Material Issues: Consult with Outside Experts. Any material and/or complex transaction or other accounting issue that requires a judgment to be made in connection with the preparation of any covered report will be first documented by the CFO in a written memorandum, then discussed with the Audit Committee, and, thereafter, with the Disclosure Committee, and then, at the discretion of the CFO and/or Audit Committee or Disclosure Committee, will be submitted to a third party outside accounting expert for their review and advice in connection with the preparation prior to filing of such report. Any other operational issue that requires a judgment to be made in connection with the preparation of any covered report will be first documented by the Financial Reporting Group in a written memorandum, then discussed with the Disclosure Committee, and then, at the discretion of the CFO and/or Disclosure Committee, and, thereafter, with the Audit Committee, and then, at the discretion of the CFO and/or Disclosure Committee or Audit Committee, will be submitted to a third party outside expert in the applicable area for their review and advice in connection with the preparation prior to filing of such report.

Permissibility of sub-certifications. While not a substitute for other procedures, the CEO and CFO, in conjunction with the Disclosure Committee, may wish to obtain “sub-certifications” or other affirmations from selected members of management and/or heads of key business or staff units to confirm that those involved in preparing the reports or selected information used therein know of no reason why the reports do not meet the attestation standards. The sub-certifications should be tailored to the areas of responsibilities of the individual making the sub-certification. A mechanism should also be devised so that reasonable disagreements between individuals asked to give sub-certifications can be resolved, with any resolution appropriately documented.

Discussion of accounting issues with external auditors. The CEO and CFO, together with the Disclosure Committee, should confirm with the Corporation’s independent auditors that they are not aware of material misstatements or omissions in any covered report prior to the date that such report is required to be filed. They should also discuss key accounting policies and principles used by the Corporation as well as any material issues raised in the most recent management letter from the independent auditors, including any recommended audit adjustments.

Evaluate controls and reporting systems on a quarterly basis. The CEO and CFO together with the Disclosure Committee should make appropriate inquiries (including with the auditors and any other member of management, as applicable) into the quality and timeliness of the Corporation’s controls and reporting systems (as discussed further below). In particular, they should review any issues that are raised regarding weaknesses in the disclosure and control systems or internal controls and financial reporting systems, and how they have been addressed. They should also review any changes that have been made to the nature and scope of procedures relating to internal controls and financial reporting systems.

Review status of outstanding SEC comments. The Corporation should seek to resolve outstanding SEC comments relating to accounting and disclosure matters before any covered reports are filed. Where any such comments are not resolved, consideration should be given as to whether it is appropriate to indicate in the report possible changes or alternative outcomes that may result from resolution of such comments.

Comfort regarding compliance as to form. The Disclosure Committee should require the Financial Reporting Group and the Corporation’s finance team and auditors to perform a “rules check” on each covered report to verify that it “complies as to form” on its face with the technical requirements of the applicable securities laws and regulations pursuant to which it is being filed.

Review with the Audit Committee. With respect to each periodic quarterly and annual SEC filing, after management has completed the procedures described above, a meeting of the Audit Committee of the Board will be held. At the meeting, the CEO or CFO (or their designee) will present the periodic report to the Audit Committee. The Audit Committee will then review and discuss the periodic report with management and with the Corporation’s outside auditors. The Audit Committee will discuss with management and the Corporation’s outside auditors any significant financial reporting issues arising and any significant judgments made in connection with the preparation of the report. In addition, the Audit Committee will review any significant deficiencies in the design and implementation of the Corporation’s internal and disclosure controls. In particular, the Audit Committee will confirm with the CEO and CFO whether there are any material weaknesses in the internal controls and financial reporting procedures or alleged fraud (whether material or not) involving management or other employees with significant roles in internal controls and financial reporting procedures. The Audit Committee will also discuss with the CEO and the CFO the certifications they are providing and understand the procedures they undertook. The Audit Committee will also perform any other functions under its charter that are relevant to the applicable filing.

Delegation and Reasonable Reliance. The Disclosure Committee may delegate selected duties set forth herein to one or more subcommittees or to one or more officers or employees of the Corporation and/or to one or more of the Corporation’s outside advisors. The responsibility for monitoring any such delegation shall rest with the Committee. The members of the Disclosure Committee have differing areas of expertise and no member of the Disclosure Committee is expected to be an expert on matters which are beyond his or her area of expertise. In performing their duties and responsibilities, the members of the Disclosure Committee shall be entitled to rely in good faith on information, opinions, reports or statements prepared or presented by: one or more officers or employees of the Corporation whom the Committee member reasonably believes to be reliable and competent in the matters presented and counsel, independent auditors, or other persons as to matters which the Committee member reasonably believes to be within the professional or expert competence of such person.

Maintenance of Records. The Corporation shall maintain an accurate record indicating how each covered report was prepared as part of the formal records of the Corporation. Such information shall be available for review by the Audit Committee and the Disclosure Committee. In addition, the Corporation shall appropriately document the resolution of any disagreements between or among the members of the Disclosure Committee, the Audit Committee, external auditors, management and others that arise in connection with the certification and review procedures.

Disclosure Controls and Procedures

As set forth above, SEC rules require that the Corporation establish and maintain an overall system of “disclosure controls and procedures” designed to ensure that the Corporation is able to timely record, process and report the information (financial and otherwise) required in its periodic and current reports and definitive proxy materials, and communicate this information to management. The Corporation must evaluate these controls and procedures as of the end of the period covered by each periodic report under the supervision and with the participation of the Corporation’s management, including the CEO and CFO. These rules are intended to complement existing and proposed requirements regarding internal controls and procedures for financial reporting, as well as the new Section 302 certification requirements. As noted above, the proposed requirements for internal controls and procedures for financial reporting will require similar steps regarding such controls. The SEC is not requiring any particular disclosure or internal controls or procedures, but expects each issuer to develop a process that is consistent with its business, internal management, and supervisory practice.

In addition to the procedures set forth above and in Annex B, the Corporation shall establish and maintain, and update from time to time as appropriate, the following additional disclosure controls and procedures:

1.	The Corporation maintains policies and procedures relating to compliance with Regulation FD and Section 16 of the Exchange Act and regarding insider trading (including pre-clearance procedures for trading in the Corporation’s securities by directors, Section 16 officers and certain other employees).

2.	Changes in SEC reporting requirements and accounting standards shall be routinely monitored by the senior finance, audit, and legal staffs and reported to the Disclosure Committee to help ensure that all applicable accounting and reporting requirements are reported correctly in all periodic filings and reports. The Disclosure Committee shall designate persons in these groups who shall have the responsibility for monitoring and reporting to the Committee such developments.

3.	Prior to the end of each year or quarter, assignment sheets and/or other memoranda shall be prepared and distributed to all parties responsible for the preparation of any portion of the Annual Report on Form 10-K and Quarterly Report on Form 1O-Q and their respective supporting schedules.

4.	Each Form 10-Q must be reconciled to the consolidated general ledger. Workpapers must be maintained to support each financial line item, disclosure and/or supplemental schedule of the Form l0-Q. Each workpaper must include the signatures of both the preparer and reviewer/approver of such workpaper.

5.	A complete copy of the Form 10-K and 10-Q workpapers shall be provided on a timely basis to the independent accountants.

6.	Prior to filing, the Form 10-K and Form l0-Q shall be reviewed by the Disclosure Committee and the Corporation’s independent accountants, the Financial Reporting Group, with the assistance of external legal counsel, as appropriate and the appropriate corporate and business unit management personnel. The Audit Committee shall request and receive an oral report from outside auditors prior to the filing of each Form 10-Q.

7.	Prior to filing the Form 10-K and Form 10-Q, as requested by the CEO and CFO, selected corporate and business unit management shall meet with the CEO and CFO (and the other members of the Disclosure Committee, if desired by the Disclosure Committee) to discuss the content of the filing and provide internal sub-certifications or affirmations of the information contained in the filing in support of the CEO and CFO certifications referred to above.

8.	In connection with the filing of each covered report, a financial disclosure checklist shall be prepared by the head of financial reporting to help ensure that all required covered disclosures have been made.

9.	Prior to filing any covered report, such report shall be converted into a document suitable for submission to the SEC via its EDGAR filing system by an external financial printing firm. The EDGAR version of the filings shall be proofread back to the final draft of such filings by the financial reporting group.

10.	The Corporation’s Financial Reporting Group shall maintain a catalog of policies, procedures, and controls relative to the accounting/reporting processes. These materials shall include documentation describing controls over the centralized financial process and data received from remote affiliates and general ledger subsystem interfaces. Decentralized units shall maintain appropriate controls over their particular processes. These financial controls shall be reviewed on a regular basis by the Corporation’s internal auditors and external auditors and by the CFO to help ensure that they are designed to ensure timely and accurate financial reporting.

Code of Ethics for Senior Financial Officers

Under Section 406 of the Sarbanes-Oxley Act, the Corporation is required to disclose in each periodic report filed with the SEC whether or not (and if not, the reason therefor) the Corporation has adopted a code of ethics for its CEO, senior financial officer and comptroller or principal accounting officer, or persons performing similar functions. The code is also required to be filed as an exhibit to the Corporation’s Form 10-K. The Corporation is also required to disclose any change in or waiver of the code of ethics for its CEO or the senior financial and accounting officers within two business days after making the change or granting the waiver on a Form 8-K report or on the Corporation’s website (but website disclosure will satisfy the reporting requirements only if the Corporation has disclosed in its most recently filed Form 10-K that it intends to disclose such changes and waivers on such website and has disclosed its website address in such Form 10-K). The SEC has indicated that the failure to enforce known violations of the code would be considered a waiver of the code and would therefore trigger the rapid public reporting requirement. As specified in Section 406 and the proposed SEC rules, any code of ethics for senior financial officers shall contain such standards as are reasonably necessary to deter wrongdoing and to promote:

1.	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

2.	avoidance of conflicts of interest, including disclosure to an appropriate person or persons identified in the code of any material transaction or relationship that reasonably could be expected to give rise to such a conflict;

3.	full, fair, accurate, timely and understandable disclosure in the reports and documents that the Corporation files with, or submits to, the SEC and in other public communications made by the Corporation;

4.	compliance with applicable governmental laws, rules and regulations;

5.	the prompt internal reporting to an appropriate person or persons identified in the code of violations of the code; and

6.	accountability for adherence to the code.

The Corporation has adopted a comprehensive Code of Ethics applicable to all directors and employees of the Corporation. The CEO and all senior financial officers are bound by the comprehensive provisions set forth therein relating to ethical conduct, conflicts of interest and compliance with law. In addition to the broad and comprehensive codes of ethical conduct set forth in the Corporation’s Code of Ethics, the CEO and senior financial officers shall be subject to the following additional specific policies:

1.	The CEO and all senior financial officers are responsible for full, fair, accurate, timely and understandable disclosure in the periodic reports required to be filed by the Corporation with the SEC. Accordingly, it is the responsibility of the CEO and each senior financial officer promptly to bring to the attention of the Disclosure Committee any material information of which he or she may become aware that could affect the disclosures made by the Corporation in its public filings or otherwise assist the Disclosure Committee in fulfilling its responsibilities as specified in the Corporation’s Financial Reporting and Disclosure, Controls and Procedures Policy.

2.	The CEO and each senior financial officer shall promptly bring to the attention of the Disclosure Committee and the Audit Committee any information he or she may have concerning significant deficiencies in the design or operation of internal controls which could adversely affect the Corporation’s ability to record, process, summarize and report financial data or any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation’s financial reporting, disclosures or internal controls.

3.	The CEO and each senior financial officer shall promptly bring to the attention of the Financial Reporting Group and to the Audit Committee any information he or she may have concerning any violation of the Corporation’s Code of Ethics by any management or other employees who have a significant role in the Corporation’s financial reporting, disclosures or internal controls.

4	The CEO and each senior financial officer shall promptly bring to the attention of the Financial Reporting Group and to the Audit Committee any information he or she may have concerning evidence of a material violation of the securities or other laws, rules or regulations applicable to the Corporation and the operation of its business, by the Corporation or any agent thereof, or of violation of the Code of Ethics or of these additional procedures.

5	The CEO and each senior financial officer shall promptly bring to the attention of the Financial Reporting Group or the CEO and to the Audit Committee any material transaction or relationship that arises and of which he or she becomes aware that reasonably could be expected to give rise to an actual or apparent conflict of interest between a director or senior officer of the Corporation, on the one hand, and the Corporation, on the other.

6	The Board of Directors shall determine, or designate appropriate persons to determine, appropriate actions to be taken in the event of violations of the Code of Ethics or of these additional procedures by the CEO and the Corporation’s senior financial officers. Such actions shall be reasonably designed to deter wrongdoing and to promote accountability for adherence to the Code of Ethics and to these additional procedures, and shall include written notices to the individual involved that the Board has determined that there has been a violation, censure by the Board, demotion or re-assignment of the individual involved, suspension with or without pay or benefits (as determined by the Board) and termination of the individual’s employment. In determining what action is appropriate in a particular case, the Board of Directors or such designee shall take into account all relevant information, including the nature and severity of the violation, whether the violation was a single occurrence or repeated occurrences, whether the violation appears to have been intentional or inadvertent, whether the individual in question had been advised prior to the violation as to the proper course of action and whether or not the individual in question had committed other violations in the past.

Whistleblower Protections

The Corporation shall not discharge, demote, suspend, threaten, harass or in any manner discriminate against any employee or the terms and conditions of employment based upon any lawful actions of such employee as specified in Section 806 of the Sarbanes-Oxley Act.

Responsibility for Updating This Document

The Corporation shall update these financial reporting and disclosure policies, controls and procedures in consultation with the Disclosure Committee, Audit Committee of the Board of Directors of the Corporation.

ANNEX A

Form of Section 302 Certification for each of the Corporation’s CEO and CFO:

I, [NAME/TITLE], hereby certify that:

1. I have reviewed this [annual/periodic] report on Form [___] of Searchlight Minerals Corp.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

SEARCHLIGHT MINERALS CORP.

Date:	By:	/s/
[Name]
[Title]

A-1

Form of Section 906 Certification for each of the Corporation’s CEO and CFO:

In connection with the [Annual/Periodic] Report on Form ____ of Searchlight Minerals Corp. (the “Company”) for the ____ ended __________, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), [Name], as [Title] of the Company, and [Name], as [Title] of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

SEARCHLIGHT MINERALS CORP.

Date:	By:	/s/
[Name, Title]

Date:	By:	/s/
9Name, Title]

B-1

ANNEX B

I.	Preparation of SEC Reports and Proxy Materials

1.01.	The Corporation’s financial reporting group, consisting of the Corporation’s Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), Vice President and their staff (“Financial Reporting Group”) has primary responsibility for the preparation and timely filing with the SEC of the Form 10-K and Form 10-Q reports (“Reports”). The Financial Reporting Group shall have principal responsibility for corporate and securities law matters has primary responsibility for the preparation and timely filing with the SEC of the Corporation’s definitive annual stockholders meeting proxy statement, form of proxy, and any additional proxy solicitation materials (together, “Proxy Materials”).

1.02.	Changes in SEC reporting requirements and accounting standards are routinely monitored by the senior finance, audit, and legal staffs to help ensure that all applicable accounting and reporting requirements are reported correctly in all periodic filings and reports, with all material developments relating thereto being reported to the Disclosure Committee. The Financial Reporting Group shall follow enacted and proposed changes in these regulations on an ongoing basis in their respective areas, supplemented in each case by monitoring by the Corporation’s accounting department, internal auditors, independent accountants and external legal counsel. The CFO has leadership responsibilities for the Corporation’s financial reporting functions that enable timely communications among those areas.

1.03.	The Financial Reporting Group is responsible for the implementation of new or revised SEC financial reporting and disclosure requirements as they relate to the Reports and for the dissemination of such new or revised requirements to the appropriate individuals throughout the Corporation. The Financial Reporting Group is responsible for the implementation of new or revised SEC financial reporting and disclosure requirements and any applicable listing standards as they relate to the Proxy Materials and for the dissemination of such new or revised requirements to the appropriate individuals throughout the Corporation.

1.04.	Periodic meetings chaired by the CFO, including the Financial Reporting Group, provide a forum to discuss accounting and disclosure matters with appropriate referral of such matters to senior management or the audit committee as applicable.

B-2

II.	Preparation of Forms 10-K and 10-Q

2.01.	The Financial Reporting Group, with the assistance of certain designated employees, will prepare specific sections of the Form 10-K and Form 10-Q. In addition, inquiries are made of others within the Corporation regarding any material business developments or trends and other potential disclosure matters.

2.02.	Prior to each quarter-end (March 31, June 30, September 30 and December 31), the Financial Reporting Group, prepares and distributes assignment sheets and/or other memoranda to employees of the Corporation responsible for the preparation or review of one or more portions of the Form 10-K and/or Form 10-Q and their respective supporting schedules that outlines key dates and individual responsibilities for supporting documentation. The Financial Reporting Group will revise the timetables going forward in view of accelerated filing deadlines under SEC rules.

2.03.	Supporting documentation is maintained by the Financial Reporting Group for each section of the Reports and includes the signatures of both the preparer and reviewer/approver of each.

2.04.	Each Form 10-Q must be reconciled to the consolidated general ledger. Workpapers must be maintained to support each financial statement line item, disclosure and/or supplemental schedule of the Form 10-Q and include the signatures of both the preparer and reviewer/approver of each workpaper.

2.05.	A financial disclosure checklist is prepared by the Financial Reporting Group to help ensure that all required covered disclosures have been made.

2.06.	The Financial Reporting Group shall review SEC comment letters on the Corporation’s filings relating to accounting and disclosure matters and the Corporation’s responses to the SEC prior to filing of the Reports-to help ensure compliance with comments and undertakings. The Corporation seeks to resolve outstanding SEC comments relating to accounting and disclosure matters prior to filing.

2.07.	The Financial Reporting Group solicits information from appropriate employees of the Corporation, regarding possible nonrecurring exhibits to the Reports pursuant to Item 601 of Regulation S-K.

2.08.	For the period covered by the Form 10-K or Form 10-Q and through the filing date, the Financial Reporting Group reviews corporate press releases and performs a review to determine if any Form 8-Ks have been filed on behalf of the Corporation which would require disclosure in the Reports.

B-3

III.	Review of Forms 10-K and 10-Q

3.01.	A complete copy of the Form 10-K and 10-Q workpapers and other supporting documentation is provided on a timely basis to the Corporation’s independent accountants for review prior to filing.

3.02.	Prior to filing, the Form 10-K and Form 10-Q are reviewed by the Corporation’s independent accountants, appropriate corporate management personnel, and the Financial Reporting Group. The internal management distribution of drafts includes, but is not limited to, the Disclosure Committee and such additional management personnel as is customary and appropriate.

3.03.	Drafts are circulated for review via either an attachment to an electronic mail (“email”) message or in hard copy form. A cover memo or email message accompanies the draft with an indication of when (date and time) comments or questions are to be provided. Comments are requested to be provided in writing.

3.04.	Review comments are typically solicited and received by one or more of the following: the CEO, the CFO, the Vice President, and the head of the Audit Committee. Action is taken on review comments/questions in one of the following ways: reflecting the comment in a subsequent draft of the Report; responding to the reviewer either verbally or in writing; raising the comment/question to senior management for further review; or otherwise disposing of the comment if, in the judgment of the CFO, no further action is considered necessary. As necessary, comments or questions raising significant disclosure issues will be raised with the Disclosure Committee for further review and discussion.

3.05.	As necessary, the Disclosure Committee will discuss among its members, and communicate with the Audit Committee, with respect to significant disclosure issues.

3.06.	Prior to filing, the Financial Reporting Group, the independent accountants, and outside counsel perform a “rules check” on the Report to verify that it “complies as to form” on its face with the technical requirements of the applicable securities laws and regulations pursuant to which it is being filed.

3.07.	The Corporation’s Board of Directors (the “Board”), including the Audit Committee, reviews a draft of the “Financials” section of the Annual Report to Stockholders (“Annual Report”) at a February board meeting. The Financials section consists of selected consolidated financial data, management’s discussion and analysis of financial condition and results of operations, reports from management and the independent accountants on the consolidated financial statements, consolidated financial statements, notes to consolidated financial statements and statistical information.

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3.08.	At a meeting held in early March, the Audit Committee of the Board reviews a draft of the entire Annual Report prior to printing.

3.09.	The Financials section is also included in the Form 10-K. The Board reviews a draft of the body of the Form 10-K prior to filing. Together with a draft of the Form 10-K, the Corporation’s directors are furnished with and asked to sign a power of attorney after they have reviewed the Form 10-K in accordance with the SEC’s signature requirements. The manually-signed powers of attorney are kept on file by the Financial Reporting Group in accordance with SEC regulations.

3.10.	With respect to each 10-K and 10-Q, the Audit Committee of the Board reviews a draft of the Form 10-K or 10-Q with management and the outside auditors after all internal review procedures have been completed and prior to filing. The Audit Committee should discuss with management the material issues which arose in connection with the preparation of the Report. In addition, the Audit Committee should review the material issues that relate to the design and implementation of the Corporation’s internal and disclosure controls. In particular, the Audit Committee should confirm with the CEO and CFO whether there are any deficiencies in the internal controls or alleged fraud (whether material or not) involving management or other employees with significant roles in internal controls. The Audit Committee should also discuss with the CEO and the CFO the certifications (referred to below) that they are providing and understand the procedures they undertook.

3.11.	Drafts of the Financials, Annual Report, Form 10-K and Form 10-Q are provided to the Board and/or Audit Committee of the Board in advance of the related meetings at which such drafts are reviewed with the Corporation’s management.

3.12.	The Corporation’s independent accountants provide approval to file to the Audit Committee of the Corporation’s Board regarding the quarterly reviews performed by the independent accountants.

3.13	The Corporation’s independent accountants provide a report addressed to the Corporation’s Board regarding their review of the Form 10-K. This report is separate from the report of independent accountants resulting from their audit of the consolidated financial statements which is included in the Financials referred to above. The Form 10-K review report is dated as of or within a few days prior to the filing of the Form 10-K. The signed audit letter is also received prior to the filing of the Form 10-K.

3.14.	[RESERVED]

3.15.	Prior to filing, the Reports are reviewed by the Disclosure Committee. The CEO and CFO together with the Disclosure Committee should make appropriate inquiries (including with the external auditors and the chief legal and risk management officers as appropriate in the view of the Disclosure Committee) into the quality and timeliness of the Corporation’s controls and reporting systems. In particular, they should review any issues that are raised regarding weaknesses in the disclosure and control systems or internal controls, and how they have been addressed. They should also understand any changes that have been made to the nature and scope of procedures relating to internal controls. The Reports are certified by the CEO and the CFO in connection with the certification requirements established in 2002 under SEC Release No. 33-8124 and Section 906 of the Sarbanes-Oxley Act of 2002.

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3.16.	The CEO/CFO certifications required pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 accompany the filings as Exhibits thereto.

3.17.	In connection with the review by the Disclosure Committee and the CEO/CFO certifications referred to above, selected corporate and business unit management meet with the CEO and CFO (and with the other members of the Disclosure Committee if so desired), as requested by the CEO and CFO (or the Disclosure Committee as the case may be) to discuss the content of the filing and provide internal certifications or other affirmations tailored to the areas of responsibilities of the individuals making the certifications of the information contained in the filing in support of the CEO/CFO certifications, and reasonable disagreements between individuals providing internal certifications or affirmations are resolved (with appropriate documentation of such resolutions). The CEO and CFO, together with the Disclosure Committee, should also confirm with the Corporation’s independent accountants that neither is aware of material misstatements or omissions in any Report prior to filing.

IV.	Filing of Forms 10-K and 10-Q

4.01.	An external financial printing firm (“financial printer”) is engaged by the Corporation to convert the draft Reports (including all exhibits being filed with the Reports) into a format suitable for submission to the SEC via the SEC’s Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) filing system.

4.02.	Responsibility for maintaining the most current release of EDGAR software, transmission facilities and related EDGAR processing capabilities is borne by the financial printer.

4.03.	After conversion of the draft Reports and exhibits into EDGAR-suitable format, the EDGAR draft is proofread back to the hard copy draft of the Reports and exhibits by the Financial Reporting Group.

4.04.	After proofreading corrections and any additional modifications are marked on the EDGAR draft, the marked EDGAR draft is returned to the financial printer. Subsequent drafts are reviewed/proofread by Financial Reporting Group to ensure that all changes have been made to the EDGAR draft prior to filing with the SEC.

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4.05.	If, in the course of proofreading the EDGAR draft against the hard copy of the Reports, revisions are noted for the hard copy draft of the Report, such changes are made to the hard copy by Financial Reporting Group.

4.06.	After submission of the first draft of the hard copy to the financial printer for conversion into an EDGAR-suitable format, any subsequent changes to the hard copy draft must be made concurrently to the EDGAR draft.

4.07.	Exhibits to the Reports are provided to the financial printer for EDGAR conversion as far in advance of submission of the text of the Reports as possible, assuming such exhibits are unlikely to change (e.g., conformed copies of contracts, etc.).

4.08.	The financial printer provides Financial Reporting Group with an “EDGAR submission proof” representing the final draft version of the EDGAR filing prior to submission to the SEC. After approval is received from the head of Financial Reporting Group, the financial printer files the Reports electronically via EDGAR with the SEC on the Corporation’s behalf.

4.09.	Subsequent to filing via EDGAR, a confirmation from the SEC is sent via email directly to the Financial Reporting Group and retained by the Financial Reporting Group as a component of the supporting documentation of the Reports.

4.10.	Subsequent to filing, the financial printer commences a hard copy print run of the Reports, based upon written specifications provided in advance from the Financial Reporting Group. These copies are used for investor relations and corporate communications purposes, for internal distribution and to meet the Corporation’s debt covenant compliance requirements, if any.

4.11.	Subsequent to filing, the Financial Reporting Group initiates a process with the Corporation’s Information Systems group to create a hypertext link to the Reports via the Corporation’s Internet web site.

4.12.	Manually-signed signature pages for the Reports and for the required CEO/CFO certifications are maintained by the Financial Reporting Group for at least five years in accordance with SEC regulations.

V.	Preparation, Review, and Filing of Form 8-Ks

5.01.	Depending upon the nature of the event being reported on Form 8-K, primary responsibility for the preparation, review and filing of the report may rest with the Financial Reporting Group.

5.02.	If applicable, workpapers are prepared and provided to the Corporation’s independent accountants on a timely basis for review prior to filing.

5.03.	Drafts of Form 8-K filings are reviewed as necessary by the Corporation’s independent accountants, the Financial Reporting Group and external legal counsel. Additional reviews by management and the Board are dependent upon the nature of the disclosure contained in the filing.

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5.04.	The Corporation’s Form 8-K filings are signed by the CFO. Manual signature pages are maintained by the Financial Reporting Group in accordance with SEC regulations.

5.05.	The filing of a Form 8-K generally follows the process outlined in Section IV. above. As noted in Section 5.01. above, some or all of these steps may be coordinated by the Financial Reporting Group or external legal counsel, depending upon the nature of the event.

VI.	Preparation of Proxy Materials

6.01.	Certain employees of the Corporation within the Management Accounting, Human Resources, Executive Compensation, Financial Analysis, Tax, Asset and Liability Management, among others, assist the Financial Reporting Group with the preparation of specific sections of the Proxy Materials.

6.02.	At the beginning of each January, the Financial Reporting Group distributes Director & Officer Questionnaires to directors and executive officers and prepares and distributes memoranda and worksheets to employees of the Corporation responsible for the preparation or review of one or more portions of the Proxy Materials that outlines key dates and individual responsibilities for supporting documentation. The form of Director & Officer Questionnaire is reviewed annually for adequacy and compliance with any proxy rule changes since the preceding proxy season.

6.03.	Supporting documentation, including worksheets, D & O questionnaires and computer reports, is maintained by the Financial Reporting Group for each section of the Proxy Materials and includes the signatures of both the preparer and reviewer/approver of each. Master logs are maintained to confirm the Financial Reporting Group’s receipt of supporting documentation prior to filing of the Proxy Materials.

6.04.	The Financial Reporting Group, in consultation with and external counsel, and independent auditors, performs a “rules check” on the Proxy Materials to verify that they “comply as to form” on their face with the technical requirements of the applicable securities laws and regulations pursuant to which they are being filed and with any applicable listing standards.

6.05.	A complete proxy disclosure checklist is prepared by the Corporate Legal Department to help ensure that all required covered disclosures have been made.

6.06.	The Financial Reporting Group reviews any SEC comment letters on the Corporation’s filings relating to proxy disclosure matters and the Corporation’s responses to the SEC prior to filing of the Proxy Materials to help ensure compliance with any applicable comments and undertakings.

6.07.	The Financial Reporting Group solicits information from appropriate employees of the Corporation, regarding possible nonrecurring disclosure items required to be included in the Proxy Materials pursuant to Regulations 14A and S-K.

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VII.	Review of Proxy Materials

7.01.	Copies of all supporting documentation are made available on a timely basis to the Corporation’s independent accountants for review prior to filing.

7.02.	Prior to filing, the Proxy Materials are reviewed by the Corporation’s independent accountants, appropriate corporate and business unit management, the Financial Reporting Group and external legal counsel. The internal management distribution of drafts includes, but is not limited to, the Disclosure Committee and such additional management personnel as is customary and appropriate.

7.03.	Drafts are circulated for review in electronic form. A cover memo accompanies the draft with an indication of when (date and time) comments or questions are to be provided. Comments are requested to be provided in writing.

7.04.	Review comments are typically received by the Financial Reporting Group. Action is taken on review comments/questions in one of the following ways: reflecting the comment in a subsequent draft of the Proxy Materials; responding to the reviewer either verbally or in writing; raising the comment /question to senior management for further review; or otherwise disposing of the comment if, in the judgment of the Financial Reporting Group, no further action is considered necessary. As necessary, comments or questions raising significant disclosure issues will be raised with the Disclosure Committee for further review and discussion.

7.05.	As necessary, the Disclosure Committee will discuss among its members, and communicate with the Audit Committee, with respect to significant disclosure issues considered by the Disclosure Committee.

7.06.	Prior to filing, the Proxy Materials are reviewed by the Board, the Audit Committee, the Compensation Committee and the Disclosure Committee.

7.07.	At a meeting held in early March, the Audit Committee of the Board reviews a draft of the Proxy Materials prior to printing. Each director receives a draft of the Proxy Materials prior to printing and is called by the Financial Reporting Group prior to printing to determine whether the director has any final comments.

VIII.	Filing of Proxy Materials

8.01.	An external financial printing firm (“financial printer”) is engaged by the Corporation to convert the draft Proxy Materials (including all exhibits being filed with the Proxy Materials) into a format suitable for submission to the SEC via the SEC’s EDGAR filing system.

8.02.	Responsibility for maintaining the most current release of EDGAR software, transmission facilities, and related EDGAR processing capabilities is borne by the financial printer.

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8.03.	After conversion of the draft Proxy Materials and exhibits into EDGAR-suitable format, the EDGAR draft is proofread back to the hard copy draft of the Proxy Materials and exhibits by the Financial Reporting Group.

8.04.	After proofreading corrections and any additional modifications are marked on the EDGAR draft, the marked EDGAR draft is returned to the financial printer. Subsequent drafts are reviewed/proofread by the Financial Reporting Group to ensure that all changes have been made to the EDGAR draft prior to filing with the SEC.

8.05.	If, in the course of proofreading the EDGAR draft against the hard copy of the Proxy Materials, revisions are noted for the hard copy draft of the Proxy Materials, such changes are made to the hard copy by the Financial Reporting Group.

8.06.	After submission of the first draft of the hard copy to the financial printer for conversion into an EDGAR-suitable format, any subsequent changes to the hard copy draft must be made concurrently to the EDGAR draft.

8.07.	Exhibits to the Proxy Materials are provided to the financial printer for EDGAR conversion as far in advance of submission of the text of the Proxy Materials as possible, assuming such exhibits are unlikely to change (e.g., incentive compensation plans, charters, etc.).

8.08.	The financial printer provides the Financial Reporting Group with an “EDGAR submission proof” representing the final draft version of the EDGAR filing prior to submission to the SEC. After approval is received from the Financial Reporting Group, the financial printer files the Proxy Materials electronically via EDGAR with the SEC on the Corporation’s behalf.

8.09.	Subsequent to filing via EDGAR, a confirmation from the SEC is sent via electronic mail directly to the financial printer, which forwards it to the Financial Reporting Group and it is retained by the Financial Reporting Group as a component of the supporting documentation of the Proxy Materials.

8.10.	Subsequent to filing, the financial printer commences a hard copy print run of the Financial Reporting Group, based upon written specifications provided in advance from the Financial Reporting Group.

8.11.	Subsequent to filing, the Financial Reporting Group initiates a process with the Corporation’s information systems group to create a hypertext link to the proxy statement via the Corporation’s Internet web site.

IX.	Maintenance of Records and Catalog

9.01.	The Corporation shall maintain an accurate record indicating how each covered report was prepared as part of the formal records of the Corporation. Such information shall be available for review to the Audit Committee and the Disclosure Committee.

9.02.	The Financial Reporting Group shall maintain a catalog of policies, procedures and controls relative to the accounting/reporting processes. These materials shall include documentation describing controls over the centralized financial process and data received from remote affiliates and general ledger subsystem interfaces. Decentralized units shall maintain appropriate controls over their particular processes. These financial controls shall be reviewed on a regular basis by internal audit and the external auditors and by the CFO to help ensure that they are designed to ensure timely and accurate financial reporting.

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